Exhibit 10.3

Industrial Services, LLC

Soy Energy
Freedom Fuels’ Plant Modifications
Phase 1 Engineering Services— Scope Definition

          THIS PHASE 1 ENGINEERING SERVICES AGREEMENT (the “Agreement”) is entered into as of April 6, 2010 (“Effective Date”) by and between Ball Industrial Services, LLC (“BIS”) and Soy Energy, LLC (“Soy”).

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, and intending to be legally bound by this Agreement, the parties do hereby agree as follows:

Project Objective:
•	Soy retains BIS to perform, and BIS agrees to perform, the engineering and consultation services set forth in this Agreement.
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The project is all of the required and necessary modifications of the Freedom Fuels biodiesel plant in Mason City, Iowa, to allow the biodiesel plant to use 100% Corn Stillage Oil (CSO) as a feedstock for the conversion to ASTM quality biodiesel fuel (Work);

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BIS has submitted to Soy for review a preliminary draft contract “Soy Energy - BIS Agreement - RE00”, which is a Cost of Work Plus a 10% Fee (based on Cost of Work) with a Guaranteed Maximum Price Agreement (G-Max Agreement);

•	BIS shall perform all the preliminary engineering services necessary for it to determine (collectively, the Phase 1 Package):
• The Guaranteed Maximum Price for the entire Work;
• The initial Project Schedule for the Work; and,
• The Cash Flow requirements for the Work.
•	BIS shall complete the engineering services and deliver the Phase 1 Package no later than 45 days after the Effective Date.
• This presumes the timely cooperation from Crown Ironworks.
• BIS will have 10 days from the time all the G-Max Agreement terms & conditions are finalized and mutually agreed upon to submit to. Soy the Guaranteed Maximum Price.

Engineering Services/Consultation:
•	As needed BIS shall schedule and conduct meetings with Soy to discuss such matters as specifications, procedures, progress, coordination, and scheduling of the Work.
•	BIS shall advise Soy on proposed site use, improvements, selection of materials, building systems and equipment related to the Work.
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BIS shall also provide recommendations consistent with the Work requirements to Soy on constructability; availability of materials and labor; time requirements for procurement, installation and construction; and factors related to construction cost including, but not limited to, costs of alternative designs or materials, preliminary budgets, life-cycle data, and possible cost reductions.

Schedule
•	When Work requirements have been sufficiently identified; BIS shall prepare a Work schedule for Soy’s acceptance.
•	The Work schedule shall coordinate and integrate BIS’s services, and Soy’s responsibilities and identify items that could affect the Work’s timely completion.
•	The Work schedule shall include the following:
• Components of the Work;
• Times of commencement and completion required of each Subcontractor;
• Ordering and delivery of products, including those that must be ordered well in advance of construction; and,
• The impact on Soy’s use of the facility.

Soy’s Responsibilities:
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Soy shall provide BIS information with reasonable promptness, regarding requirements for and limitations on the Work, including objectives, constraints, and criteria, including schedule and other site requirements.

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Soy shall furnish BIS with any information, to the extent Soy has the rights to do so, under Soy’s control and relevant to BIS’s performance of the Work with reasonable promptness after receiving BIS’s request for such information or services.

•	BIS shall be entitled to rely on the accuracy of information furnished by Soy but shall exercise proper precautions relating to the safe performance of the Work.
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Soy shall furnish BIS all tests, inspections and reports, to the extent that Soy has the rights to do so, in their possession or obtainable by them, such as structural, mechanical, and chemical tests, tests for air and water pollution, and tests for hazardous materials.

•	Soy shall coordinate with Crown Ironworks all aspects of the Crown process and provide to BIS all the necessary process information to integrate the new modifications,
• Alternatively, Soy shall facilitate the direct liaison between BIS and Crown.

Soy’s Designated Representative:
Soy shall identify a representative authorized to act on behalf of Soy with respect to the Work.
•	Soy’s representative shall render decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of BIS.
•	The term “Soy” means Soy Energy, LLC or Soy’s authorized representative.

Phase Engineering Compensation:
In consideration of the performance of BIS’s Phase 1 engineering services provided under this Agreement, Soy shall pay BIS a fee as follows (Phase 1 Fee):
•	The total Phase 1 Engineering Fee is $125,000 (One-Hundred Twenty-five Thousand U.S. Dollars);
• Initial Payment: $62,500 will be paid upon execution of this Agreement.
• Final Payment: $62,500 is due upon delivery of the Phase 1 Package.
•	The full amount of the Phase 1 Fee shall be shall be included in and credited to the Guaranteed Maximum Price for the Work but shall not be subject to the 10% fee to be paid to BIS.
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BIS shall submit invoices for each payment of the Phase 1 Fee and shall execute and provide Soy with a mechanic’s lien waiver, in the form required by Soy, related to the requested Phase 1 Fee payment, and shall cooperate with Soy and provide such other supporting evidence as may be requested by Soy’s lender or its title company.

Instruments of Service:
•	Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible & intangible work performed by BIS and BIS’s consultants.
•	Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

Ownership and Use of Documents
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BIS and BIS’s consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and will retain all common law, statutory and other reserved rights, including copyrights.

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BIS grants to Soy an irrevocable license to use the Instruments of Service, including any work product with respect to the Work, for use with respect to Soy’s project for which the Instruments of Service, including any work product, was prepared. Client may retain copies of the Instruments of Service, including any work product, for reference.

•     Under no circumstances is Soy allowed to transmit, show, describe or otherwise share any information with a BIS competitor, potential competitor, their Agent or Representative any of BIS’s Instruments of Service or work products.

• Neither is Soy allowed to use any Instruments of Service or work products to solicit quotations, bids or proposals for the Work.
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The Subcontractors, Sub-subcontractors, and material or equipment suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of BIS’s or BIS’s consultants’ reserved rights.

Termination
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Soy may terminate this Agreement upon fifteen (15) days written notice for any reason. In case of such termination without cause, BIS shall be entitled to receive payment for Work completed through the date of termination. Soy shall receive credit for any payments made to BIS under this Agreement against any such costs and Work,

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If either Party breaches any of the terms and conditions under this Agreement, the non-breaching Party may provide written notice to the breaching Party specifying the breach, and the breaching Party shall have fifteen (15) days after the date of notice to cure the specified breach. If the breaching Party does not cure the breach within the fifteen (15) day period, the non-breaching Party, by written notice to the breaching Party, may terminate the Agreement.

•	Upon termination, the obligations of the parties under this Agreement shall terminate and be of no further force or effect.

No Assignment
•	Neither party to this Agreement may assign its duties and obligations under this Agreement without the prior written consent of the other party.

Miscellaneous
•	This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Iowa.
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If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable pursuant to any applicable legal requirements, such determination shall not impair or otherwise affect the validity, legality, or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect.

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The failure of BIS or Soy to insist, in any one or more instances, on the performance of any of the obligations required by the other under this Agreement shall not be construed as a waiver or relinquishment of such obligation or right with respect to future performance.

•	This Agreement may not be changed, altered or amended in any way except in writing signed by a duly authorized representative of each party to this Agreement.
•	This Agreement sets forth the full and complete understanding of the parties to this Agreement with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the Effective Date.

Ball Industrial Services, LLC		Soy Energy, LLC

By:	/s/ James D. Hegberg	By:	/s/ Charles Sand

Its:	Vice President	Its:	Chairman